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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-2908 and Form S-8 No. 333-2910) pertaining to the 1996 Employee Stock Purchase Plan and the 1996 Stock Incentive Plan of Houghton Pharmaceuticals, Inc. of our report dated June 7, 1996 with respect to the financial statements of ChromaXome Corporation (a development stage company) included in its Current Report on Form 8-K dated August 1, 1996, filed with the Securities and Exchange Commission.

                                              ERNST & YOUNG LLP

San Diego, California
August 15, 1996